U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

House Fly Rentals, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA 6531 (State or other jurisdiction of (Primary SIC Code Number) Incorporation or organization)	Applied For (I.R.S. Employer Identification Number)

HOUSE FLY RENTALS, INC. 1252 Lake Huron Parkway Sarnia Ontario N7S 3S9 (Name and address of principal executive offices)	NEVADA AGENCY & TRUST COMPANY 50 West Liberty Street, Suite 880 Reno, Nevada 89501 (775) 322-0626 (Agent for service of process)

Registrant’s telephone number, including area code: 519-542-2216 Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	3,750,000 shares	$0.01	$37,500	$1.15

     (1)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATION TO:
THE O’NEAL LAW FIRM, P.C.
14835 E. Shea Boulevard
Suite 103 PMB 494
Fountain Hills, Arizona 85268
Tel: (480) 812-5058
Fax: (480) 816-9241

SUBJECT TO COMPLETION, Dated October 15, 2007

PROSPECTUS
HOUSE FLY RENTALS, INC.
3,750,000 SHARES
COMMON STOCK

The selling shareholders named in this are offering the 3,750,000 shares of our common stock offered through this prospectus. The 3,750,000 shares offered by the selling shareholders represent 55.56% of the total outstanding shares as of the date of this prospectus. 200,000 shares or 2.96% of the total issued and outstanding shares are being offered by family members of the President of House Fly Rentals, Inc., Robert McCall. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$37,500	None	$37,500

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.01 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Resale restrictions on transferring “Penny Stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock. Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired.

The Date of This Prospectus Is: October 15, 2007

Table of Contents

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “House Fly Rentals” or “House Fly” refers to House Fly Rentals, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

House Fly Rentals, Inc.

House Fly Rentals, Inc. was incorporated in the State of Nevada on April 19, 2007 as a development stage company to create a web-based service that lists properties across multiple market areas that are available for rental. We are still in our development stage and plan on commencing business operations in early 2008.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website and are able to accept listings. The summarized financial data presented below is derived from and should be read in conjunction with our audited August 31, 2007 financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus.

Balance Sheet Data                                          August 31, 2007 (audited)
Cash                                                                $  50,400
Total Current Assets                                         $  50,400
Liabilities                                                          $ -
Total Stockholder’s Equity                                $  50,400

Statement of Loss and Deficit                           From Inception (April 19, 2007) to
                                                                       August 31, 2007 (audited)
Revenue                                                          $ -
Net Loss for the Period                                   $ 2,100

We were incorporated on April 19, 2007 under the laws of the State of Nevada. Our principal offices are located at 1252 Lake Huron Parkway, Sarnia, Ontario, Canada. Our telephone number is (519) 542-2216.

The Offering

Securities Being Offered	Up to 3,750,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.01 per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued	6,750,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date we have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $2,100 for the period from April 19, 2007 (inception) to August 31, 2007 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in his audit report on our audited financial statements for the year ended August 31, 2007. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the development stage of our business, Mr. McCall will not be spending a significant amount of time on our business. Mr. McCall expects to expend approximately 14 hours per week on our business. Competing demands on Mr. McCall's time may lead to a divergence between his interests and the interests of other shareholders. Mr. McCall has the ability to spend the majority of his time on House Fly Rentals, Inc. However he has only agreed at this time to provide his services on a part-time basis.

Because our president owns approximately 44% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. McCall are inconsistent with the best interests of other stockholders

Mr. McCall is our president and sole director. He owns approximately 44% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. McCall may still differ from the interests of other stockholders. Mr. McCall owns 3,000,000 common shares for which he paid $0.005 per share.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. McCall our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against House Fly Rentals, Inc.’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Because we face significant competition our business may fail

Many of our competitors have long operating histories, greater financial, technical, and marketing resources.  Because we face significant competition from other companies offering similar services, the current and possible increase in competition may result in price reductions, reduced gross margins, and could have a material adverse effect on our business, financial condition, and results of operations.

Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict our business could harm or cause our business to fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  the evolving demand for our service;
  our ability or inability to arrange for financing;
  our ability to manage expenses;

  changes in our pricing policies or our competitors; and
  global economic and political conditions.

Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 3,750,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of operations of House Fly Rentals, Inc., and those proceeded by, followed by or that include the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect House Fly Rentals, Inc.'s future results and could cause those results to differ materially from those expressed in such forward looking statements.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.01 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,750,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 3,750,000 shares of common stock offered through this prospectus from us at a price of $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on August 31, 2007. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Laurence Allington	100,000	100,000	Nil	Nil
Connie Altieri	50,000	50,000	Nil	Nil
Jerry Berry	50,000	50,000	Nil	Nil
Patti Berry	50,000	50,000	Nil	Nil
Janet Brown	100,000	100,000	Nil	Nil
Jeanette Callahan	100,000	100,000	Nil	Nil
Maribeth Callahan	100,000	100,000	Nil	Nil
Marilyn Coupland	100,000	100,000	Nil	Nil
Bill Dyer	100,000	100,000	Nil	Nil
Jennifer Furlotte	100,000	100,000	Nil	Nil
Grant Hankin	100,000	100,000	Nil	Nil
Gloria Harrison	100,000	100,000	Nil	Nil
Barry Hicks	100,000	100,000	Nil	Nil
Bonnie Hicks	100,000	100,000	Nil	Nil
Diane Hnatko	100,000	100,000	Nil	Nil
Gary Hnatko	100,000	100,000	Nil	Nil
Dave Kirk	100,000	100,000	Nil	Nil
Mike Marchen	200,000	200,000	Nil	Nil
Alison McKenzie	100,000	100,000	Nil	Nil
Dean McKenzie	100,000	100,000	Nil	Nil
Jean McKenzie	100,000	100,000	Nil	Nil
Jason Mentz	100,000	100,000	Nil	Nil
Kristen Mentz	100,000	100,000	Nil	Nil
Ethel O’Toole	100,000	100,000	Nil	Nil
Ted O’Toole	100,000	100,000	Nil	Nil
Harold Perry	100,000	100,000	Nil	Nil
Donna Petryk	100,000	100,000	Nil	Nil
Ron Petryk	100,000	100,000	Nil	Nil
Alese Wagner	50,000	50,000	Nil	Nil
Pam Wagner	150,000	150,000	Nil	Nil
Paul Wagner	50,000	50,000	Nil	Nil
Rick Wagner	150,000	150,000	Nil	Nil
Candice Wichers	100,000	100,000	Nil	Nil
Cathy Wichers	100,000	100,000	Nil	Nil
Claire Wichers	100,000	100,000	Nil	Nil
Dave Wichers	100,000	100,000	Nil	Nil
Ken Wichers	100,000	100,000	Nil	Nil
Stuart Wichers	100,000	100,000	Nil	Nil
Total	3,750,000	3,750,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Bonnie Hicks, the sister of Robert McCall our President, sole officer and director, and Barry Hicks, the brother-in-law of Robert McCall, none of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of October 15, 2007 are as follows:

Name	Age	Office(s) Held

Robert McCall	60	President, Secretary and Treasurer and Sole Director

Set forth below is a brief description of the background and business experience of our sole officer and director.

Mr. Robert McCall, is our president, secretary and treasurer and our sole director. Mr. McCall has been our president, secretary and treasurer and our sole director since our incorporation on April 19, 2007. Mr. McCall is an experienced business leader with a solid background in both commercial and technical capacities, and has more than 25 years of varied and broad-based experience in increasingly responsible business development activities. With a Batchelor of Science Degree in Chemistry, University of Waterloo (1975) and a Masters of Science in Organic Chemistry from the University of Waterloo (1978), Mr. McCall went on to work at Dow Chemical Canada Inc. from 1978-1996 in several capacities, ranging from
Director of Business Development (1994-1996)
National Director of Sales, Thermoset Resins and Specialty Plastics (1993-1994)
Commercial Director, Thermoset Resins and Specialty Plastics, (1990-1993)
R&D Manager, Thermoset Resins and Specialty Plastics (1988-1990)
District Sales Manager, Thermoplastic Resins, Quebec Region (1986-1988)

Product Marketing Manager, Polyethylene Resins (1982-1986)
Technical Service Representative (1978-1982)
More recently, Mr. McCall was Global Business Manager, Technology Licensing at The Dow Chemical Company 1996-2004.

There are no orders, judgements, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. McCall from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Compensation

We presently do not pay our sole director and officer any salary or consulting fee. We do not anticipate paying compensation to our sole director and officer for the foreseeable future.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant postings. We are outsourcing in the meantime for the development of our website.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. We have no financial expert on our Board of Directors.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 15, 2007 by:

i)	each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities,

ii)	each of our directors,

iii)	named executive officers, and

iv)	officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Directors and Officers
Common Stock	Robert McCall 1252 Lake Huron Parkway Sarnia, Ontario N7S 3S9 Canada	3,000,000 Direct	44.44%
(1)	The percentage of common stock held is based on 6,750,000 shares of common stock issued and outstanding as of October 15, 2007.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that the person named has full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of October 15, 2007, there were 6,750,000 shares of our common stock issued and outstanding held by thirty nine (39) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality)

of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The O’Neal Law Firm, P.C., our independent legal counsel, has provided an opinion on the validity of our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on April 19, 2007 under the laws of the State of Nevada. Our president, Mr. Robert McCall, is our sole promoter. Mr. McCall purchased 3,000,000 shares of our common stock effective May 1, 2007 for an aggregate purchase price of $15,000.

On August 31, 2007 we completed an offering of 3,750,000 shares of our common stock at a price of $0.01 per share to a total of thirty eight (38) purchasers.  The total amount we received from this offering was $37,500.

Description of Business

In General

House Fly Rentals Inc. was incorporated in Nevada on April 19, 2007, as a development stage company to create a web-based service that lists properties across multiple market areas that are available for rental.  The focus of www.houseflyrentals.com is on three distinct groups / customers, the property owner / property manager advertisers, and prospective renters.  The website will cover apartments, houses and vacation homes.

The mission of House Fly is to make listing and searching for rental properties the easiest, most accessible and cost-effective method available through its website, www.houseflyrentals.com. Given that rental markets are regional in nature, the Company will pursue a strategy of constructing multiple websites to cater to many of these local markets, in time aggregating these sites into a national “portal” site.

The Company intends to develop its initial website in one area, and expand later through creating additional, complementary “sister” sites in this geography, thereafter refining its business strategy based on its experience and duplicate this strategy in additional market areas.

We intend to generate revenues primarily from listings on our website. As our site becomes established, we intend to create additional revenue streams, including fees for advertising and premium placement on our site.

Since the inception of House Fly Rentals, Inc. we have worked toward the introduction of our website that we will use to generate revenues.  To meet this objective we have reserved the domain name www.houseflyrentals.com we have commenced work on the branding and are working on the development of the website.

The Property Rental Listings Market

Traditional Dominance of Newspapers

Rental properties have traditionally been advertised using print media in several ways.

  Newspaper advertising – these include major dailies and community weekly publications.
  Bulletin boards – placing flyers at libraries, community centers, grocery stores, places of worship, campus housing offices, etc.
  Placing a for rent/lease sign at the rental property

Newspaper advertising has traditionally dominated as the preferred method, owing to its city-wide / regional reach and ease by which interested renters can get access to a complete set of listings.  However, this form of advertising in expensive, with rates per line running at $15+ for weekdays and $20+ for weekends.  Given the normal three-line minimum number of lines, all in advertising costs to advertise a rental property can easily run $100 - $200.

The Newspaper Association of America (“NAA”) represents the $59 billion newspaper industry, which includes more than 2,000 newspapers in the U.S. and Canada.  NAA members include daily newspapers, as well as non-dailies and other publications, published throughout the world.

In addition, statistics also show that newspapers, in contrast to some perceptions of decline, are actually expanding their revenues as shown by increase advertising revenue.  Advertising revenue represents approximately 75% of newspaper revenue (with circulation revenue accounting for the bulk of the balance).

Further, classified advertising has begun to stabilize at relatively high levels (i.e. $17+ billion), with online amounts accounting for growth in the sector ($2+ billion).  Of this total, classified advertising in newspapers related to real estate continues to grow, now at over $5 billion.

Obviously, newspapers clearly dominate this sector and are in healthy shape – they just are now in a high growth phase.  The newspaper reaches the majority of adults in the U.S. on an average day. This reach increases significantly over five weekdays. Nationally, daily newspapers average 2.338 readers per copy. On Sunday, newspapers garner an average 2.561 readers per copy.

The Future – Teenage Readership.  Interestingly, newspaper readership is healthy among teens, with 54% of teens having read a newspaper in the past 7 days.  As one might suspect, older teens (15-17) outpace younger teens (12-14) with newspaper reading 63% to 44%.

Changing Competitive Landscape – Online vs. Print Rivalry

That being said, according to the NAA (www.naa.org), the newspaper industry, like all media, finds itself in a time of dramatic change and transformation.  Over the past several years, there have been attempts on the online sector to gain a foothold in this highly lucrative classified ad market:

For example,

  Launched in early 1995 by Craig Newmark in San Francisco, CA, Craigslist is a centralized network of online urban communities, featuring free classified advertisements (with jobs, internships, housing, personals, for sale/barter/wanted, services, community, gigs, resume, and pets categories) and forums sorted by various topics.  It was incorporated as a for-profit business in 1999.

Community moderated and largely free, there are now 450 craigslist sites in all 50 US states and over 50 countries.  Craigslist now experiences more than 7 billion page views per month and is visited by over 20 million each month.  Users self-publish more than 17 million new classified ads and 1 million new job listings each month.  Its discussion forums generate more than 60 million user postings in 100 topical forums each month.  Craigslist supports its operations by simply charging below-market fees for job ads in 7 cities and for broker apartment listings in NYC.  This has made it a very highly effective site.

As the Craigslist website gained traction, other entrants aggressively entered the market.

  Rent.com.  Launched nationally in 2001 and based in Santa Monica, CA, Rent.com became the visited apartment listing website in the national, according to comScore MediaMetrix (November, 2004).  The website is designed as a more effective means of bringing apartments seekers and apartment managers together.
With Rent.com’s transaction-based business model, apartment owners and managers are able to list properties on the website free of charge and pay success fees only for leases produced through

Rent.com.  A profitable company, Rent.com expected revenues in 2004 to total more than $40 million.

In February 2005, eBay acquired Viva Group, Inc., which does business under the name Rent.com, for a cash purchase price of approximately $435 million.

At that time, eBay announced that the Rent.com was the only transaction-based Internet listing website in the apartment and rental housing industry.  Its unique business model had made it the number 1, third-party producer of verified lease transactions in the nation online and offline.  eBay expected the acquisition to be slightly accretive to full-year 2005 pro forma diluted earnings per share, though dilutive to 2005 GAAP diluted earnings per share due to the amortization of acquired assets.

The market quickly took note of these developments and several websites began to emerge.  Clearly, the success of rent.com was clearing the way for additional online websites to attempt to carve their niche in the lucrative classified ad sector.  Major portals began to become involved in this sector.
  eBay continues to develop “platforms”, including its classified ad presence.  As stated in the eBay 2006 10K, “Our classifieds websites are available in hundreds of cities and regions around the world and are designed to help people meet, share ideas and trade on a local level. Our classifieds websites include Kijiji, Gumtree.com, LoQUo.com, Intoko, Marktplaats.nl and mobile.de. In addition, we have a minority equity investment in craigslist, Inc., which operates the craigslist classifieds websites around the world.”

EBay Inc. has launched a free classified advertising site in the United States, an experiment the online auction company says could lead to new sources of revenue.  Since February 2005, eBay has been operating an international classified forum called Kijiji, which means "village" in Swahili. The site allows users in more than two dozen countries to buy and sell goods and services that are difficult or impossible to ship or sell on eBay, such as baby-sitting services in Montreal or a leather recliner in Beijing.

EBay's recently launched U.S. classified site, covers 220 cities in 50 states. Topics include "apartments for rent," "lost and found," "pet adoption" and "garage sales." It also includes personals sites such as "missing you," "just friends" and "activity partners." EBay states that Kijiji in the U.S. will likely remain free for most users, but eventually the company may charge for display ads or premium services. In addition, eBay continued to broaden its “platforms” to supplement the core online commerce platform, including Shopping.com and other “marketplace” websites (including international websites).

The Reaction of Newspapers

Newspapers began to aggressively pursue an online presence for two reasons:

  In a “negative” sense, to shore up classified advertising and other traditional sources of revenue (i.e. advertisers), and
  In a “positive” sense, to gain new customers and revenue sources

Newspapers developed a host of new strategies, from refining existing advertising offerings to developing new ones, to reach more buyers and sellers effectively.  They began to build a portfolio of products around their core product and attempt to connect with both general and targeted audiences, in order to form a stronger value proposition – thereby preserving their traditional high cost (i.e. for classified ads.)

Newspapers are using their considerable newsgathering resources and marketing capabilities to extend their reach online.  They are producing real-estate guides, job-search products, auto-buying guides, specialty Web sites, community magazines and an array of other new products that expand the newspaper base.  They are reaching out to new audiences, particularly minorities, as part of a critical transformation: from newspaper companies to information companies.  Individual newspapers are transitioning from single-platform to multiple-platform business.

This has been successful and newspaper Web sites are expanding the reach of their publications in unprecedented ways.  Online newspapers now reach nearly 37% of every American on the Web – nearly 54 million people, and these numbers have climbed steadily.  Even with so much to do online, these users have made the online newspaper a daily habit in overwhelming numbers: 63% of online newspaper users say they check the Web daily for breaking news, compared with only 16 percent of non-users.

Newspapers own 11 of the top 25 national news and information Web sites and provide a strong draw for younger audiences, often expanding a newspaper’s reach among these demographics by more than 25%.

The Newspaper Audience Database (“NADbase”) is a source of detailed newspaper audience demographic data, reporting newspaper readership and Web site usage for 100-plus newspapers representing most major markets.

The latest NADbase report shows that 8 in 10 adults (116 million) are reading the newspaper over the course of the week and one in three Internet users (55 million) visit a newspaper Web site over the course of a month. Unique visitors to Web sites jumped 21% from January 2005 to December 2005, and page views increased by 43% over that time period. In addition, the analysis shows that newspaper Web sites increased the total number audience, particularly among younger readers. The Web sites attracted 14 percent more 25- to 34-year-olds and 9 percent more 18- to 24-years-old.

As one example, the statistics and reach of Gannet Co. is impressive.

  Gannett owns 100 domestic publishing websites, including USAToday.com and sites in all of  the company’s 19 television markets.
  In June, 2007, these websites attracted 21.8 million unique visitors, or 13.6% of all U.S. web surfers, according to Nielsen // NetRatings.
  Management expects to see about $480 million in online revenue generated through websites operated by 85 daily newspapers, 23 TV stations, and more than 1,000 non-daily publications.
  Together with Tribune Co., are jointly developing a national ad network.
  Gannett has made strategic investments in online advertising. These include PointRoll, which provides online advertisers with media marketing services, and Planet Discover, which provides their local Web sites with deep, robust local search technology, and through several important partnership investments, including CareerBuilder for employment advertising; Classified Ventures for auto and real estate ads; Topix.net, a news content aggregator; ShermansTravel, an online travel service; ShopLocal, a provider of online marketing solutions for local, regional and national advertisers of all types; and 4INFO, which provides mobile phone search services.

  Gannett Media Technologies International (GMTI) provides technological support and products for the company’s domestic newspapers and Internet activities, including ad software and database management, editorial production and archiving, and Web site hosting. In addition, GMTI provides similar services to other newspaper companies.

This is typical of the major newspapers strategies:

  Extend the credibility of the local newspaper (i.e. a known, trusted information source) to the newspaper’s Web site to differentiate it from other Internet sites
  Provide compelling content (note – as stated by Gannett, a key reason customers turn to their newspaper’s online sites is to find local news and information and this is a major factor that allows Gannett newspapers to compete successfully as Internet information providers).
  Maximize the natural synergies between the local newspaper and local Web site. The local content already available, the customer relationships, the news and advertising sales staff, and the promotional capabilities are all competitive advantages for newspaper companies.  The strategy is to use these advantages to create strong and timely content, sell packaged advertising products that meet the demands of advertisers, operate efficiently and leverage the known and trusted brand of the newspaper.

In terms of attracting local advertising, the breakdown is as follows:

Newspapers     35.9%
Web companies (google, monster.com, tec.)     33.2%
Yellow Page operators 11.7%
  (source: Borrell.)

Once fierce rivals, the large newspaper companies are now forming partnerships with the major portals:

  A consortium of 7 newspaper chains representing 176 daily papers across the U.S. announced a broad partnership with Yahoo to share content, advertising and technology.

In the first phase of the deal, the newspaper companies will begin posting their employment classified ads on Yahoo’s classified jobs site, HotJobs, and start using HotJobs technology to run their own online career ads. The long-term goal of the alliance with Yahoo, according to one senior executive at a participating newspaper company, is to be able to have the content of these newspapers tagged and optimized for searching and indexing by Yahoo.

In that way, local news — one of the pillars of the newspaper business — would become part of a large information network that would increase usefulness for readers and value to advertisers.  During the next year, the partnership will be extended as newspapers begin displaying their news articles and local ads on Yahoo’s online network.  Yahoo, in turn, will make available local event listings, maps, search technology and other content and tools on the newspapers’ Web sites. Yahoo will also use its technology to help newspaper sell online ads.

The ultimate goal would be to direct more advertising dollars to the partnership and away from other competing portals / websites, strengthening each brand. Yahoo executives have stated that they expect the local and classified advertising market will grow to $12.4 billion by 2010, from $3.4 billion this year.

So how is Google attempting to participate in this lucrative classified advertising market.
  The Yahoo announcement actually came on the heels of an announcement by archrival, Google, signed with 50 newspaper papers a few weeks prior, whereby Google will use its technology to sell ads in the print editions of 50 major newspapers, including The New York Times, The Washington Post and The Chicago Tribune.

Both are efforts to form a network of newspaper Web sites, sell online ads, gives newspapers an ability to monetize their vast content and preserve their franchise with a partner that has huge online distribution.

How to Compete

These changing industry dynamics and the financial strength of the newspaper companies, combined with the reach of the major web portals, presents real competition.  However, based on this research, Management of House Fly has identified several key areas that if addressed properly, may form the groundwork in order to compete effectively in this space.

  Lower cost structure / lower pricing.  Newspaper companies generate a very significant portion of revenues from classified advertising (i.e. 30% of total newspaper revenue) and maintaining this revenue source is a key component of their business model.  The online presence is a mere reflection of ads generated by their newspapers – to access the newspaper system, advertisers placing ads will always have high costs.
  Be more focused and targeted – avoid the clutter of the newspaper-oriented advertising (i.e. undue emphasis on a plethora of advertising, attempting to direct traffic to its sister sites that may not be of interest to targeted users,).
  With respect to the “free” Craigslist site – although it is popular, which is a testament to the potential success associated with offering “free” content – it does not have very good search tools or offer the support or additional services of a specialized site.
  Potential to link / form strategic partnerships with other independent, non-newspaper sites.  The fact is that the major newspapers cooperate online.  For example, In May 2004, Gannett acquired a one-third interest in CrossMedia Services, Inc. (now named ShopLocal.com), a leading provider of Web-based marketing solutions for national and local retailers, along with Knight Ridder, Inc. (now McClatchy Co.) and Tribune Company.  Other Gannett partnerships are mentioned above.
  Create multiple sites and share content, creating multiple opportunities for leads / search traffic.

The HouseflyRentals.com Website

Given the dynamics of today’s rental listings market, Management of House Fly recognize the need to create a state-of-the-art website(s) on several levels, including:

  Site operation - functionality, content, and presentation.
  Marketing methodologies.
  Pricing strategy.

Site Operation

Presentation & graphics.  It will be imperative to create a site that incorporates several fundamental characteristics in order to to create a pleasing environment, retain traffic and legitimize the online presence.

  Sophisticated graphics design,
  Modern navigation techniques,
  Ease of use, yet powerful features - little / no technical expertise required, simple upload, easy to enter and change text descriptions, etc.
  Avoiding clutter.

Content.  House Fly will incorporate all the content included with many of today’s rental websites, including:

  Listings – posted information will include as much or as little information as property owners / managers wish to divulge (in addition to contact information) and will be freely available to prospective renters.
  Maps
  Community information
  Tips for both owners and renters
  Full information on local tenancy acts / regulations.
  FAQ
  Resources for owners / agents as well as consumers,
Property Owners / Managers Resources	Renters – Resources
  Screening tools (i.e. credit checks, what else to ask for including employment histories, references, previous rentals, etc.), do’s and don’ts, etc.)
  Fraud detection & verification techniques.
  Links to credit services.
  Rental forms.
Relocation “kit” – how to move. Local services and stores. Renters insurance. Moving / packing supplies Truck rentals Storage. Local utilities. Books

Search.  Prospective renters will have the ability to search according to a number of criteria, including:

  Property type,
  Area / neighborhood,
  Price,
  Number of bedrooms (if appropriate).
  Pet policy.
  Other – including amenities (balcony, pool, laundry, parking, storage, etc.)

In addition, several “cool” features are envisioned for the site, which may include:

  Development of a mapping tool to show locations, along with other properties available for rental in proximity to the subject property identified,
  The website may include an option for prospective renters to post want ads for locations and property types they are looking for.
  Email notification of new listings for those that sign up.
  Saved searches
  Maps that show
  Feedback.

As the site evolves, Management may change / adjust this as appropriate.

Advertising.  Management believes that advertising represents a very significant potential source of revenue as there exists a very targeted market and 1:1 advertising opportunity.  There may be a great number of potential participants, including:

  Moving companies,
  Furniture & appliance stores,
  Supermarkets (coupon, loyalty card opportunities),
  Hardware stores

Given the opportunity for pay-per-click rates, management envisions this to be a highly attractive opportunity for advertisers, particularly given a high degree of traffic on the website. E-Commerce.  An integral part of the House Fly website will incorporate the latest “back end” e-commerce platform and payment mechanisms using well-established software and systems.  House Fly will have the ability to process all major credit cards and be tied in to the paypal.com payments system.

Pricing strategy

The ultimate goal is to become the most cost effective website available for rental properties.  The pricing strategy will be designed to accomplish two goals:

  Gain initial critical mass in terms of listings and traffic – provide listings at little or no cost.
  As this initial goal is reached, pursue a strategy of providing the most cost-effective pricing strategy for property owners and advertisers, while continuing to offer renters a “free” service. This is currently envisioned as offering listings for between $4.99 and $14.99 per month.

For advertisers, a pay-per-click strategy will be instituted.

Management will pursue a strategy of providing listings to consumers at no charge.

Cost Structure

House Fly will pursue a strategy of fully automating its website so as to create the lowest possible operating cost structure.  In the initial period, it is anticipated that the main cost area for the

Company will be for website and related development.  For the initial roll-out of House Fly, its officers and directors will not be receiving a salary.

Marketing

House Fly will also require a sophisticated marketing effort to capture and maintain the interest of both property owners / agents and those seeking property rentals.  This will be accomplished through implementing a range of marketing techniques.

  To gain initial listings, development of a targeted list of property managers and others owning large buildings and a contact strategy using email and other methods.
  Key – Development of a state of the art online “search” strategy to direct prospective renters to the website.  Management will investigate the advisability of utilizing various forms of “paid for” internet advertising.
  Development of a list of potential industry partners to establish links with (to develop a united competitive presence to those developed by newspapers).
  As mentioned, incorporation of a pricing strategy designed to encourage a high degree of initial traffic.
  Development of initial and ongoing email and other direct marketing campaigns to prospective property owners / managers.
  Possible use (depending on funding) of industry portals, online directories, and paid –for advertising partner sites to draw consumers and property owners / managers to the site.
  Pursuing a variety of public relations activities, including media articles.

A broad contact management strategy, combined with a zero pricing strategy is expected to draw property owners / managers to the site to list their properties.  Sophisticated search strategies, and possibly paid-for search / advertising strategies, will direct consumers to the website.  As this materializes, and industry partners and advertisers become involved, House Fly will continually monitor all its marketing activities to refine its activities and select the most appropriate ones to spend marketing dollars on as they become available.

Competitive Advantage

House Fly has undertaken an extensive effort to identify the factors which contribute to the relative success of others in this market and intends to provide not only a comparable service, but a superior one, including

  The most tools for owners / agents – screening ability, the ability to post an extensive amount of rental information and pictures,
  The most extensive, informative, and current content, along with a myriad of useful links and FAQ section.
  The most cost-effective for those having rental listings.
  For advertisers, a very highly targeted audience.

Employees

We have no employees as of the date of this prospectus other than our president. We conduct our business largely through the outsourcing of experts in each particular area of our business.

Office Property

We maintain our executive office at 1252 Lake Huron Parkway, Sarnia, Ontario, Canada, N7S 3S9. This office space is being provided to the company free of charge by our president, Mr. McCall. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Plan of Operations

Phase I – Initial Launch

  Design and construct the initial House Fly website for the initial targeted market (geographically based),
  Complete development of particular marketing strategies.
  Development of lists for the two key markets (i.e. property owners / managers and potential advertisers),
  Development of marketing materials geared to these two markets,

The initial budget for phase one is estimated at $20,000. Mr. McCall is currently working with website development companies and designers towards the construction of the website and expects the website to be fully operational in spring of 2008. The company currently has sufficient cash reserves to proceed with this stage of the business plan.

Phase II – Buildout of Initial Market Area

  Begin to create “sister” websites for the same market with a different look and feel to establish a “dual” presence in the same market, along with similar / different search strategies to maximize market penetration for the consumer “search” market.
  As the site gains traction, attempt to develop relationships with other independent rental websites and establish “sharing” and marketing of listings to maximize the “mass” of both websites.
  Complete the build out of websites in the initial market area.

The second phase of the operating plan is expected to be devoted to establishing a full presence in the market initially selected for development.  Management will be particularly attuned to monitoring all marketing activities in order to refine its business strategy and present a case for securing funding for its most productive activities, as well to lay the basis for a future strategy in additional market areas.

Mr. McCall will lead this effort. Due to the nature of the costs involved and the fact that Mr. McCall will not be receiving a salary at this time, expenses related to phase two are expected to be less than $25,000. The company currently has sufficient cash reserves to proceed with this stage of the business plan.

Phase III – Establish Presence in Additional Market Areas

If House Fly is successful in Phase I / II, Management will pursue a strategy of duplicating its websites and strategies in additional market areas.  This may include:
  Hiring one or more additional staff to develop websites in multiple geographies / regions,
  Begin to develop a national portal or portals: 1) specifically for property owners / managers, and 2) a national website that directs consumers to particular regional websites, as well as signs consumers up.

Results of Operations for Period Ending August 31, 2007

We did not earn any revenues from inception through the period ending August 31, 2007.  We do not anticipate earning revenues until such time as we have attained postings on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient postings on our website to attain profitability.

We incurred operating expenses in the amount of $2,100 from inception on April 19, 2007 through the period ended August 31, 2007.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission.  Thereafter, annual reports will be delivered to security holders as required or they will be available online.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive growth of operations. For these reasons our auditor has stated in his report that he has substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund the growth of our company.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Certain Relationships and Related Transactions

We issued 3,000,000 total shares of common stock at a price of $0.005 per share to our president, Mr. McCall for total consideration of $15,000 effective May 1, 2007. This issuance was made to Mr. McCall, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Robert McCall our President and Sole Director:

Bonnie Hicks          Sister

Barry Hicks            Brother-in-law

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

House Fly Rentals, Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had thirty nine (39) shareholders of record.

Rule 144 Shares

As of October 15, 2007, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act.  This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 3,000,000 shares of our common stock will be available for resale to the public after May 1, 2009, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 67,500 shares as of the date of this prospectus, or;
  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.
Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after May 1, 2009.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:
  We would not be able to pay our debts as they become due in the usual course of business; or
  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through October 15, 2007.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts ($)	All Other Compensation
Robert McCall	President, CEO, and Sole Director	2007	$0	$0	$0	0	0	0	0

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation will be paid to officers in the event that the company becomes profitable.

We do not pay to our directors any compensation for serving as a director on our board of directors.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through October 15, 2007.

Financial Statements

Index to Financial Statements:

Audited consolidated financial statements for the period ended August 31, 2007, including:

33          Auditors’ Report

34          Balance Sheet

35          Statement of Operations

36          Statement of Stockholders’ Equity

37          Statement of Cash Flows

38 - 40   Notes to Financial Statements

FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders
House Fly Rentals, Inc.

I have audited the accompanying balance sheet of House Fly Rentals, Inc. as of  August 31, 2007 and the related statements of operations and cash flows for the period then ended beginning at inception, April 19, 2007.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of House Fly Rentals, Inc. as of August 31, 2007, and the results of its operations and its cash flows for period then ended beginning at inception April 19, 2007, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has not yet commenced operations.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
September 29, 2007

HOUSEFLY RENTALS, INC.
(A Development Stage Company)
BALANCE SHEET

August 31, 2007

ASSETS
CURRENT ASSETS
Cash	$ 50,400

Total Current Assets	50,400

TOTAL ASSETS	$ 50,400
=============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Total Current Liabilities	-

Total Liabilities	-

STOCKHOLDERS' EQUITY
Common stock, 75,000,000 shares authorized,
$0.001 par value; 6,750,000 were issued and
outstanding	6,750
Additional paid-in capital	45,750
Accumulated deficit	(2,100)

Total Stockholder's Equity	50,400

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 50,400
=============

The accompanying notes are an integral part of these financial statements

HOUSE FLY RENTALS, INC.
(A Developoment Stage Company)
STATEMENT OF OPERATIONS

For the period
fom Inception,
April 19, 2007
through
August 31,
2007

SALES	$ -

EXPENSES

Professional fees	2,000
Other General and administrative	100

TOTAL EXPENSES	2,100

LOSS FROM OPERATIONS	(2,100)

OTHER INCOME (EXPENSE)	-

LOSS BEFORE INCOME TAXES	(2,100)

INCOME TAXES	-

NET LOSS	$ (2,100)
==============

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$ (0.001)
==============

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	6,750,000
==============

The accompanying notes are an integral part of these financial statements

HOUSE FLY RENTALS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional		Total
	Number		Paid-in	Accumulated	Stockholders'
	of Shares	Amount	Capital	Deficit	Equity

Balance (date of inception April 19, 2007)	$ -	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.005
per share on May 1, 2007	3,000,000	3,000	12,000		15,000

Common stock issued for cash at $0.01
per share during July, 2007	2,850,000	2,850	25,650		28,500

Common stock issued for cash at $0.01
per share during August, 2007	900,000	900	8,100		9,000

Common stock issued for cash at $0.01

Net loss for the period from inception to
fiscal period end August 31, 2007				(2,100)	(2,100)

Balances as at fiscal period end August 31, 2007	6,750,000	6,750	45,750	(2,100)	50,400
	========	=======	========	========	========

The accompanying notes are an integral part of these financial statements

HOUSE FLY RENTALS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

From
Inception
April 19, 2007
through
August 31,
2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,100)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:	-

Net cash provided (used) by operating activities	(2,100)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	52,500

Net cash provided (used) by financing activities	52,500

Change in cash	50,400

Cash, beginning of period	-

Cash, end of period	$ 50,400
=============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$ -
=============
Income taxes paid	$ -
=============

The accompanying notes are an integral part of these financial statements

House Fly Rentals, Inc.
(A Developmental Stage Company)
Notes to Financial Statements
August 31, 2007

1.       Organization

House Fly Rentals, Inc. (the “Company”) was incorporated under the laws of the State of Nevada April 19, 2007. The Company was organized for the purpose of engaging in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.  The company plans to create a web-based service that lists properties across multiple market areas that are available for rental.

2.       Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period.  Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined as follows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.   The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to establish a web based service that lists properties across multiple market areas that are available for rental, in order to attain profitable operations.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as April 19, 2007. Since inception, the Company has incurred an operating loss of $2,100. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since April 19, 2007, “Inception”, in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of August 31, 2007.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the period ended August 31, 2007 since Inception, April 19, 2007:

Numerator:

Basic and diluted net loss per share:

Net Loss                                                        $   (2,100)

Denominator

Basic and diluted weighted average
   number of shares outstanding                       6,750,000

Basic and Diluted Net Loss Per Share            $    (0.001)

3.       Capital Structure

During the period from inception through August 31, 2007, the Company entered into the following equity transactions:

May 1, 2007:	Sold 3,000,000 shares of common stock at $.005 per share for $15,000.

During July, 2007:	Sold 2,850,000 shares of common stock at $.01 per share for $28,500.

During August, 2007:	Sold 900,000 shares of common stock at $0.01 per share, realizing $9,000

As at August 31, 2007, the Company is authorized to issue 75,000,000 shares of $0.001 par common stock, of which 6,750,000 shares were issued and outstanding.

5.       Legal Proceedings

There are no significant legal proceedings against the Company with respect to matters arising in the ordinary course of business.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Where You Can Find More Information

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Until ________ , all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	Willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$1.15
Federal Taxes	$	NIL
State Taxes and Fees	$	NIL
Transfer Agent Fees		$1,500
Accounting fee and expenses		$2,000
Legal fees and expenses		$5,000
Total		$8,501.15

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

We issued 3,000,000 shares of common stock on May 1, 2007 to Mr. Robert McCall, our president, chief financial officer and sole director.  Mr. Hammer acquired these shares at a price of $0.005 per share.  We received $15,000 from this offering.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We completed an offering of 3,750,000 shares of our common stock at a price of $0.01 per share to a total of thirty eight (38) purchasers on August 31, 2007.  The total amount we received from this offering was $37,500.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he/she was a non-US person as defined in Regulation S.  We did not engage in distribution of this offering in the United States.  Each purchaser represented his/her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Item 27. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion and Consent of The O’Neal Law Firm, P.C.
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

Item 28. Undertakings

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

4. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been stated by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarnia, Province of Ontario, Canada on October 15, 2007.

HOUSE FLY RENTALS, INC.

By:	/s/ Robert McCall
Robert McCall President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert McCall, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:   /s/ Robert McCall                                     President, Chief Executive Officer,
        Robert McCall                                         Chief Financial Officer, Chief Accounting
                                                                        Officer, and Chairman of the Board of
                                                                        Directors

Dated: October 15, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion and Consent of The O’Neal Law Firm, P.C.
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant